Exhibit 99.1

Exterran Names Jon C. Biro as Chief Financial Officer

HOUSTON, Sept. 15, 2014 — Exterran Holdings, Inc. (NYSE:EXH) today announced the appointment of Jon C. Biro as Senior Vice President and Chief Financial Officer, effective on Sept. 22, 2014. Biro most recently served as Executive Vice President and Chief Financial Officer of Consolidated Graphics, Inc., an international commercial printer previously listed on the New York Stock Exchange, until its acquisition by R.R. Donnelley & Sons Company earlier this year.

Prior to joining Consolidated Graphics in 2008, Biro held several executive positions with ICO, Inc., an international oilfield services and specialty polymers business previously traded on Nasdaq. He was Chief Financial Officer and Treasurer of ICO from 2002 to 2008 and served as its Interim Chief Executive Officer from July 2003 to February 2004. Biro was also a member of the ICO board of directors from 2003 to 2008.

“Jon brings extensive experience as a public-company financial executive,” said Brad Childers, Exterran’s President and Chief Executive Officer, “and he is well positioned to help lead our efforts to drive performance improvement, growth and shareholder value.”

Prior to being named Chief Financial Officer of ICO, Inc., Biro served as ICO’s Senior Vice President, Chief Accounting Officer and Treasurer. He began his career with ICO in 1994, as Controller. Prior to his employment with ICO, Biro was employed by PriceWaterhouse Coopers LLP.

“I’m excited to step into this role and look forward to working closely with Exterran’s management team,” Biro said. “I am ready to continue the company’s strong financial discipline and focus on delivering value to our investors.”

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum – from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), a master limited partnership, the leading provider of natural gas contract compression services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ financial and operational strategies and ability to successfully effect those strategies; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Holdings’ products and services and growth opportunities for those products and services.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2013, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are available at www.exterran.com. Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.